UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
AMERICAN NATIONAL INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (409) 763-4661
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 29, 2011, the Board of Directors of American National Insurance Company (the “Company”) adopted Amended and Restated Bylaws, effective as of such date. Various provisions of the Company’s former Bylaws were either revised, reworded or reordered or new provisions were adopted to update the Bylaws by: (i) changing statutory references from the Texas Business Corporations Act to its statutory successor, the Texas Business Organizations Code (“TBOC”); (ii) expanding and better conforming certain provisions of the Bylaws to the TBOC by incorporating statutory default rules; (iii) adding certain additional provisions as are typically found in corporate bylaws; and (iv) enhancing the organization and readability of the Bylaws by including section headings, consolidating related information into the same articles, clarifying certain provisions, and renumbering articles and sections accordingly.
A summary description of changes is set forth below. Unless otherwise noted, article and section references are to the Amended and Restated Bylaws.

Provision	Description of Amendment

Article I	The description of the object, or purposes, of the Company was deleted, and reference is instead made to the description of the Company’s purpose as stated in its Articles of Incorporation.

Article II	Explicit authority for the Board of Directors to designate additional offices of the Company was added in Section 2.

Article III	Provisions regarding annual stockholders’ meetings (Section 1), special stockholders’ meetings (Section 2), notices (Section 4), quorum (Section 8), and stockholder voting (Sections 9 and 10) were expanded in conformity with applicable provisions of the TBOC and organized into separate sections for order and clarity. Numerical requirements relating to quorum, voting, stockholder call of special meetings, and notice were unchanged. New provisions were added to identify the individuals to serve as chairman and secretary of stockholders’ meetings and to address the authority of the meeting chairman (Section 3); to reflect the statutory procedure for the determination of record dates (Section 5); to address notices in connection with adjourned meetings (Section 6); to reflect the TBOC’s procedure for the Secretary’s making of a stockholders’ list prior to each meeting of stockholders (Section 7); and to explicitly provide for inspectors of election (Section 11).

Provision	Description of Amendment

Article IV	Article IV now addresses matters pertaining to the Board of Directors. Section 1 was added as a general description of the authority of the Board. Provisions regarding the number of directors (Section 2), term of office (Section 3), filling of vacancies (Section 4), directors’ meetings and notices (Sections 5 and 6), place of meetings (Section 7), quorum (Section 8), establishment of board committees (Sections 12 and 13), declaration of dividends (Section 14), advisory directors (Section 15) and director compensation (Sections 16 and 17) were expanded and organized into separate sections for order and clarity. Notice requirements were updated to include electronic notice. Additional provisions regarding majority action of directors (Section 9), action by consent without a meeting (Section 10), and telephone meetings (Section 11) were added, consistent with the provisions of the TBOC. The provision setting forth the authority of the Finance Committee (previously contained in Article V, Section 5 ) was deleted.

Material regarding election of officers previously contained in former Article IV has been moved to Article V of the Amended and Restated Bylaws.

Article V	Article V now addresses matters pertaining to Company officers. The list of the officers of the Company previously contained in former Article IV has been moved to Section 1 of Article V of the Amended and Restated Bylaws. The description of the authority of various officers previously contained in former Articles VI and XIV has been moved to new Article V and modernized by deleting descriptions of officer duties for the Controller and Assistant Controllers, Actuaries and Assistant Actuaries, General Auditor and Medical Director. A description of the authority of the Corporate Chief Financial Officer was added (Section 6), and descriptions of the authority of other officers were updated to better reflect current officer duties (Sections 4, 5, 8, 9 and 10). Separate sections previously providing for Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents were consolidated into a single section (Section 7). Separate sections previously describing the authority of the Secretary and Assistant Secretary have been consolidated into Section 8, and similar consolidation has been made with respect to the authority of the Treasurer and Assistant Treasurer (Section 9). Previously existing provisions regarding appointment of officers and the term of office of officers were moved to Sections 1 and 2, respectively. Section 3 was added to address removal and resignation of officers. Material regarding the Board of Directors formerly contained in prior Article V has been moved to Article IV of the Amended and Restated Bylaws.

Article VI	Article VI now contains the Fidelity Bond provision previously contained in former Article VIII.

Material regarding Company officers formerly contained in prior Article VI has been moved to Article V of the Amended and Restated Bylaws.

Provision	Description of Amendment

Article VII	Article VII modernizes prior provisions pertaining to the capital stock of the Company, previously addressed under former Article X. New provisions regarding transfers of shares (Section 4) and the handling of lost, stolen or destroyed certificates (Section 5) have been added, consistent with provisions of the TBOC.

Prior Article VII, which addressed depository authority, has been deleted, consistent with modern practice.

Article VIII	Article VIII addresses indemnification, which was previously addressed under former Section XIII. The definition of “Indemnified Person” (Section 2) was limited to exclude agents and was expanded to expressly include any individuals or firms serving in certain capacities with respect to majority-owned subsidiaries or employment benefit plans of the Company and any person entitled to mandatory indemnification under the TBOC. Provisions were added to expressly incorporate the TBOC’s authority for the Company to purchase and maintain insurance on any Indemnified Persons for claims subject to indemnification (Section 7) and to clarify that Article VIII does not limit the company’s ability to provide indemnification of other persons as may be permitted under the TBOC (Section 6).

Prior Article VIII (Fidelity Bond) was moved to Article VI of the Amended and Restated Bylaws.

Art. IX	A new Article IX was added to address general matters. Sections 1 and 2 incorporate TBOC rules regarding waivers of notice and the maintenance of books and records, respectively. Sections 3 through 4 address the use of pronouns within the Amended and Restated Bylaws and confirm the fiscal year of the Company, respectively. Section 5 addresses the corporate seal, as previously addressed under former Article XI. Section 6 addresses amendments to the Bylaws, as previously addressed under former Article XII.

The material in former Article IX (Directors Fees) is now addressed in Article IV, Sections 16 and 17.
The foregoing description of the changes within the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the prior Bylaws, a copy of which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 5, 2010 and which is incorporated by reference into this Item 5.03, and the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 5.05 Amendment of and Waivers to Code of Ethics
On April 29, 2011, the Board of Directors of the Company adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code”). These amendments were made to, among other things: (i) refine the Code’s provisions on conflicts of interest and company opportunities; (ii) add provisions specifically addressing fraudulent activity, integrity of accounting records, and certain legal and regulatory obligations; (iii) designate additional individuals to whom suspected Code violations may be reported; (iv) include a duty to cooperate in internal investigations; (v) provide a definition of Code “waivers” consistent with that provided under Instruction 2 to Item 5.05 of SEC Form 8-K; and (vi) make certain additional changes for the purposes of clarification.
The foregoing summary of the amendments to the Code does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Code, as amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.
The Code applies to all of the Company’s directors, officers and employees. Amending the Code did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05 of Form 8-K) of the prior Code. The amended Code has been posted under “Corporate Governance” in the Investor Relations section of the Company’s website, www.anico.com.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 29, 2011 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.
Proposal 1. The stockholders elected the following individuals as Directors of the Company, to serve until the next Annual Meeting of Stockholders:

Director Name	Votes For	Votes Withheld	Broker Non-Votes

Arthur O. Dummer	25,187,802	126,563	205,566
Dr. Shelby M. Elliott	24,703,211	611,154	205,566
G. Richard Ferdinandtsen	24,991,313	323,052	205,566
Frances Anne Moody-Dahlberg	24,977,026	337,339	205,566
Robert L. Moody, Sr.	24,296,437	1,017,928	205,566
Russell S. Moody	23,752,956	1,561,409	205,566
William L. Moody IV	23,843,587	1,470,778	205,566
Frank P. Williamson	25,106,641	207,724	205,566
James D. Yarbrough	24,264,369	1,049,996	205,566

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated March 31, 2011 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

24,316,753	820,247	177,365	205,566
Proposal 3. The stockholders approved, in a non-binding advisory vote, a frequency of every three years for future advisory votes on executive compensation. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

3,806,186	23,803	21,298,163	186,213	205,566
Proposal 4. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2011. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

26,153,352	8,719	8,383	—
Item 9.01 Financial Statements and Exhibits.

No.	Exhibit
3.2	Amended and Restated Bylaws of American National Insurance Company, effective April 29, 2011.
14.1	American National Insurance Company Code of Business Conduct and Ethics, as amended April 29, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY
By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President and Corporate Chief Financial Officer

Date: May 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of American National Insurance Company, effective April 29, 2011.
14.1	American National Insurance Company Code of Business Conduct and Ethics, as amended April 29, 2011